UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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1 SPECIMEN LAUDUS FUNDS 2018 Special Meeting September 17, 2018 According to our latest records, we have not received your voting instructions! Important proxy voting material is ready for your action. Three Ways to Vote Now via Proxy Vote At the Meeting By Phone 1.800.454.8683 Vote By September 16, 2018 11:59 PM ET Control Number: 0123456789012345 Account Number: 3456789012345678901 Important Materials Proxy Statement Reminder Notice

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Nobo/Reg PLEASE VOTE NOW WE MUST RECEIVE YOUR VOTE BY SEPTEMBER 17, 2018 IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN Laudus Mondrian International Equity Fund Recently, we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for SEPTEMBER 17, 2018. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled. Your vote is important no matter the size of your Fund holdings. Please vote promptly so your vote can be received prior to the SEPTEMBER 17, 2018 Special Meeting of Shareholders. The Fund has made it very easy for you to vote. Choose one of the following methods: VOTE ONLINE VOTE BY MAIL VOTE BY PHONE THANK YOU FOR VOTING Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote. Return the executed proxy card in the postage-paid envelope provided so it is received by SEPTEMBER 17, 2018. Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touchtone prompts to vote.